UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2014

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New mailing address:

929 South High Street, #174. West Chester, PA 19382.

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

Tel: 570.795.4347

Fax 570.795.4423

(Former Name or Former Address, if Changed Since Last Report)

17 Wilmont Mews, 5th Floor

West Chester, PA 19382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously disclosed, in September 2013, the Company (through a subsidiary) received an enforcement action from the Texas Railroad Commission (“TRRC”) the result of which curtailed the Company’s ability to generate revenue from the sale of oil from its operated properties. As a result, the Company has not been able to conduct material operations, timely prepare its financial statements, file its quarterly reports on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission. The Company has also been unable to make payments due to its vendors, including its outside accounting firm, and has been forced to vacate its leased office facilities. The Company anticipates that it will be able to resume the production of oil, and sale of oil that has been stored in leased storage facilities, within the next ninety (90) calendar days. The resumption of the sale of oil will provide some cash flow enabling the Company to resume certain of its operating activities.

The Board of Directors of the Company has determined to consider a variety of strategic actions to enable the Company to operate on a more sustainable basis and reduce its outstanding debts. These actions may include one or more of the following items: (1) the sale of one or more operating units, (2) the raising of bridge capital to enable the preparation and filing of SEC reports, (3) the acquisition of additional oil and gas properties, and (4) the purchase or licensing of new complementary technologies. The Board of Directors has also retained the services of Michael Parrish, the former Chief Executive Officer, to work with the Company’s Chairman of the Board to provide services focused on the oil and gas operations and SEC reporting activities. Gary Novinskie, the Company’s President, will assist Messrs. Lin and Parrish with the oil and gas activities while focusing his operating time and attention on the Company’s mineral operations. Other than the retention of Mr. Parrish and allocation of managerial responsibility, the Company has not made any determination to take any of the foregoing actions and there can be no assurances that the Company will take any of the foregoing actions. Any such action will be reaching an agreement with one or more third parties and subject to the approval of the Board of Directors and in some cases the Stockholders of the Company.

Item 5.02 Departures of Directors or Principal Officers.

Raymond Sobieski, a Director and Chairman of the Audit Committee of the Board of Directors, resigned as a Director effective June 10, 2014. At the time, Mr. Sobeski attributed his resignation to (i) limited time availability, (ii) a desire to pursue other interests.

Michael Carter, a Director and Vice Chairman of the Board of Directors, resigned as a Director effective November 25, 2014. Mr. Carter attributed his resignation to the non-renewal of the Company’s directors and officers insurance policy as well as the speed of change and management of the Company.

Item 9.01(d) Exhibits.

The Company has the written statement issued by Michael Carter as required by Section 5.02(a)(2) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2015	DALECO RESOURCES CORPORATION

	By:	/s/ Grant Lin
	Name:	Grant Lin
	Title:	Chairman